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                                                                    Exhibit 99.1
[LOGO] MKS
Technology for Productivity


                                                           FOR IMMEDIATE RELEASE

                                                     INVESTOR RELATIONS CONTACT:
                                                                  Ronald Weigner
                                        Vice President & Chief Financial Officer
                                                                    978.975.2350

          MKS INSTRUMENTS REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

     Andover, Mass.-- October 21, 2003 -- MKS Instruments, Inc. (NASDAQ: MKSI), a leading provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing process environments, today reported third quarter 2003 revenues of $81.6 million, a slight increase from second quarter 2003 revenues of $81.2 million and 12 percent below third quarter 2002 revenues of $92.2 million.

     The third quarter 2003 GAAP net loss was $5.6 million or $0.11 per share, approximately the same as the second quarter 2003 GAAP net loss of $5.5 million or $0.11 per share. The third quarter 2002 GAAP net loss was $3.8 million or $0.07 per share.

     The third quarter 2003 net loss would have been $1.7 million or $0.03 per share, after excluding amortization of acquired intangible assets of $3.6 million and restructuring, asset impairment and other charges of $0.3 million. By comparison, the third quarter 2002 net loss on revenues of $92.2 million would have been $8,000 or breakeven on a per share basis, after excluding amortization of acquired intangible assets of $3.8 million; restructuring, asset impairment and other charges of $2.4 million; a $4.1 million charge to reserve a note receivable and warrants related to a prior sale of non-

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strategic assets; a $4.2 million gain from a litigation settlement; and a $2.3 million adjustment for income taxes related to these items.

     John R. Bertucci, Chairman, Chief Executive Officer and President, said, "Third quarter 2003 revenues were within our guidance and essentially flat, after stronger than expected second quarter revenues that included pulled in orders from the third quarter. Orders continued to trend higher through the third quarter, and we now estimate fourth quarter revenues could increase by as much as 9 percent and range from $85 to $89 million. Given the year-over-year improvement in our cost structure, we expect to achieve breakeven at a lower quarterly revenue threshold. We estimate fourth quarter 2003 earnings could range from breakeven to $0.03 per share, excluding amortization of acquired intangible assets of $3.6 million and restructuring charges of up to $2 million, or a net loss of $0.08 to $0.11 per share on a GAAP basis."

     Mr. Bertucci continued, "During the third quarter, we posted a double digit increase in thin film revenues, as we continued to make inroads in flat panel display, optical storage and architectural glass applications. We also penetrated leading edge applications for semiconductor manufacturing in the quarter. In addition, we expanded our technology portfolio by acquiring leading edge MEMS-based technology for vacuum gauges. Consistent with an improving outlook, we're participating in many customer evaluations of our products, including those that integrate multiple technologies, and we are encouraged about prospects for future success."

     For the nine months ended September 30, 2003, MKS reported revenues of $235.5 million and a GAAP net loss of $18.5 million or $0.36 per share compared to

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revenues of $237.2 million and a GAAP net loss of $20.3 million or $0.41 per share for the same period of 2002.

     The net loss for the nine months of 2003 would have been $6.9 million or $0.13 per share, after excluding amortization of acquired intangible assets of $11 million and restructuring, asset impairment and other charges of $0.6 million. By comparison, the net loss for the nine months of 2002 would have been $4.1 million or $0.08 per share, after excluding amortization of acquired intangible assets of $10.1 million; purchase of in-process technology of $8.4 million; restructuring, asset impairment and other charges of $2.4 million; a $4.1 million charge to reserve a note receivable and warrants related to a prior sale of non-strategic assets; a $4.2 million gain from a litigation settlement; and a $4.6 million adjustment for income taxes related to these items.

     The financial results that exclude certain charges and special items are not in accordance with Accounting Principles Generally Accepted in the United States of America (GAAP). MKS' management uses these non-GAAP measures internally to evaluate the company's performance and manage its operations, and believes that these measures provide useful information for understanding operating results and comparing prior periods.

     Management will host a conference call on Tuesday, October 21, 2003 at 5:00 p.m. (Eastern Time) to discuss these financial results. To listen to this call, dial 800-218-0530 (domestic) or 303-262-2130 (international), or access the live call and a rebroadcast at www.mksinstruments.com. To hear a replay through October 28, 2003, dial 303-590-3000, passcode 552461#.

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     MKS Instruments, Inc. is a leading worldwide provider of instruments, components and subsystems that measure, control, power and monitor critical parameters of semiconductor and other advanced manufacturing process environments. MKS' products are used to manufacture semiconductors; thin film coatings for diverse markets such as flat panel displays, optical storage products, architectural glass, and electro-optical products; and medical imaging equipment.

     This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the failure of MKS and acquired companies to realize the anticipated benefits of their combined businesses, the challenges and risks involved with integrating the operations of MKS and acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                                       ###

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                              MKS INSTRUMENTS, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    Three Months Ended
                                                                      September 30,
                                                                ------------------------
                                                                  2003            2002
                                                                --------        --------

Net sales                                                       $ 81,568        $ 92,216
Cost of sales                                                     53,846          60,391
                                                                --------        --------
Gross profit                                                      27,722          31,825

Research and development                                          12,034          12,650
Selling, general and administrative                               17,090          20,455
Amortization of acquired intangible assets                         3,612           3,778
Restructuring, asset impairment and other charges                    330           2,408
                                                                --------        --------
Loss from operations                                              (5,344)         (7,466)

Interest income, net                                                 223             433
Income from litigation settlement                                     --           4,200
Other expenses (See NOTE 3)                                           --           4,121
                                                                --------        --------

Loss before income taxes                                          (5,121)         (6,954)
Provision (benefit) for income taxes (See NOTE 1)                    500          (3,129)
                                                                --------        --------
Net loss                                                        $ (5,621)       $ (3,825)
                                                                ========        ========

Net loss per share (See NOTE 2)                                 $  (0.11)       $  (0.07)
                                                                ========        ========
Weighted average shares outstanding                               51,625          51,262


The following supplemental Non-GAAP earnings information is presented to aid in understanding the MKS operating results:

Supplemental Non-GAAP Earnings Information

GAAP net loss                                                   $ (5,621)       $ (3,825)

Adjustments:
   Amortization of acquired intangible assets                      3,612           3,778
   Restructuring, asset impairment and other charges                 330           2,408
   Charge to reserve note and warrants (See NOTE 3)                   --           4,121
   Income from litigation settlement                                  --          (4,200)
   Tax effect of adjustments (See NOTE 1)                             --          (2,290)
                                                                --------        --------

Non-GAAP net loss (See NOTE 4)                                  $ (1,679)       $     (8)
                                                                ========        ========

Non-GAAP net loss per share (See NOTE 4)                        $  (0.03)       $  (0.00)
                                                                ========        ========
Weighted average shares outstanding                               51,625          51,262


NOTE 1: MKS recorded a tax benefit of $3,129 for the three months ended September 30, 2002. In the three months ended December 31, 2002, MKS recorded a full valuation allowance against its net deferred tax assets. Accordingly, MKS has not recorded a deferred tax benefit from the net operating loss incurred in the quarter ended September 30, 2003. The provision for income taxes of $500 includes tax expense from foreign operations and state taxes.

NOTE 2: Due to the net loss for the quarter, net loss per share is based on the basic number of weighted average shares outstanding.

NOTE 3: During 2001 MKS sold certain non-strategic assets for approximately $9,000, including a note receivable of $3,928 and warrants valued at $193. In the third quarter of 2002, MKS recorded a charge of $4,121 to establish a reserve against the note and warrants.

NOTE 4: The Non-GAAP net loss and non-GAAP net loss per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of income taxes.
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                              MKS INSTRUMENTS, INC.

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   Nine Months Ended
                                                                     September 30,
                                                               ------------------------
                                                                 2003            2002
                                                               ---------      ---------
Net sales                                                      $ 235,513      $ 237,215
Cost of sales                                                    154,940        156,455
                                                               ---------      ---------
Gross profit                                                      80,573         80,760

Research and development                                          34,719         33,835
Selling, general and administrative                               52,368         58,234
Amortization of acquired intangible assets                        11,007         10,120
Restructuring, asset impairment and other charges                    634          2,408
Purchase of in-process technology                                     --          8,390
                                                               ---------      ---------
Loss from operations                                             (18,155)       (32,227)

Interest income, net                                                 785          1,215
Income from litigation settlement                                     --          4,200
Other expenses (See NOTE 3)                                           --          4,121
                                                               ---------      ---------

Loss before income taxes                                         (17,370)       (30,933)
Provision (benefit) for income taxes (See NOTE 1)                  1,151        (10,627)
                                                               ---------      ---------
Net loss                                                       $ (18,521)     $ (20,306)
                                                               =========      =========

Net loss per share (See NOTE 2)                                $   (0.36)     $   (0.41)
                                                               =========      =========
Weighted average shares outstanding                               51,475         49,567




The following supplemental Non-GAAP earnings information is presented to aid in understanding the MKS operating results:

Supplemental Non-GAAP Earnings Information

GAAP Net loss                                                  $ (18,521)     $ (20,306)

Adjustments:
   Amortization of acquired intangible assets                     11,007         10,120
   Restructuring, asset impairment and other charges                 634          2,408
   Charge to reserve note and warrants (See NOTE 3)                   --          4,121
   Income from litigation settlement                                  --         (4,200)
   Purchase of in-process technology                                  --          8,390
   Tax effect of adjustments (See NOTE 1)                             --         (4,613)
                                                               ---------      ---------

Non-GAAP net loss (See NOTE 4)                                 $  (6,880)     $  (4,080)
                                                               =========      =========

Non-GAAP net loss per share (See NOTE 4)                       $   (0.13)     $   (0.08)
                                                               =========      =========
Weighted average shares outstanding                               51,475         49,567


NOTE 1: MKS recorded a tax benefit of $10,627 for the nine months ended September 30, 2002. In the three months ended December 31, 2002, MKS recorded a full valuation allowance against its net deferred tax assets. Accordingly, MKS has not recorded a deferred tax benefit from the net operating loss incurred in the nine months ended September 30, 2003. The provision for income taxes of $1,151 includes tax expense from foreign operations and state taxes.

NOTE 2: Due to the net loss for the nine month periods, net loss per share is based on the basic number of weighted average shares outstanding.

NOTE 3: During 2001 MKS sold certain non-strategic assets for approximately $9,000, including a note receivable of $3,928 and warrants valued at $193. In the third quarter of 2002, MKS recorded a charge of $4,121 to establish a reserve against the note and warrants.

NOTE 4: The non-GAAP net loss and non-GAAP net loss per share amounts exclude amortization of acquired intangible assets, acquisition and disposition related charges and special items, net of income taxes.
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                              MKS INSTRUMENTS, INC.

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                               September 30,  December 31,
                                                   2003           2002
                                               -------------  ------------
ASSETS

Cash and short-term investments                  $115,613       $128,714
Trade accounts receivable                          53,963         45,505
Inventories                                        75,973         73,235
Other current assets                                7,975          6,098
                                                 --------       --------
     Total current assets                         253,524        253,552

Property, plant and equipment, net                 76,629         82,595
Long-term investments                              18,243         15,980
Goodwill                                          260,091        259,781
Other acquired intangible assets                   58,889         67,720
Other assets                                        5,809          5,995
                                                 --------       --------

Total assets                                     $673,185       $685,623
                                                 ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Short-term debt                                  $ 16,780       $ 18,472
Accounts payable                                   19,143         15,301
Other accrued expenses                             25,721         27,771
                                                 --------       --------
     Total current liabilities                     61,644         61,544

Long-term debt                                      9,298         11,726
Other long-term liabilities                         2,439          1,663

Stockholders' equity:
Common stock                                          113            113
Additional paid-in capital                        584,058        579,175
Retained earnings                                  10,102         28,623
Other stockholders' equity                          5,531          2,779
                                                 --------       --------
     Total stockholders' equity                   599,804        610,690
                                                 --------       --------

Total liabilities and stockholders' equity       $673,185       $685,623
                                                 ========       ========